Exhibit 23.4

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 17, 2002 relating to the financial statements of Ironside Technologies, Inc. which appears in SSA Global Technologies, Inc.’s Registration Statement on Form S-1 (File No. 333-116156).

/s/ PricewaterhouseCoopers LLP

San Jose, California
May 26, 2005